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                                                                  EXHIBIT 10.93

                            CLAIM SERVICE AGREEMENT

This Agreement is entered into this 15th day of June, 1996, by and between Claims Control Corporation, hereinafter referred to as "CCC," and United Capitol Insurance Company, hereinafter referred to as "UCIC."

This Agreement shall constitute authorization for CCC to investigate and adjust all claims on behalf of UCIC, subject to the following terms and conditions:

1.      APPLICATION

Claim adjustment authority shall apply to all claims UCIC policies which are referred by UCIC to CCC for adjustment.

2.      SERVICES

CCC shall investigate, reserve, adjust, settle and process all claims and losses to which this Agreement applies, in accordance with specified limits of authority, attached hereto and made a part of this Agreement, and pursuant to all rules, instructions and procedures hereafter supplied to CCC by UCIC. Any or all such materials and/or instructional information may be amended or supplemented by UCIC from time to time either by written or verbal notice.

3.      INDEPENDENT CONTRACTOR

CCC shall perform these services as an independent contractor, and nothing contained herein shall in any way be construed to constitute an employment relationship between UCIC and either CCC or CCC's employees. CCC shall provide whatever staff, office facilities and supplies necessary for the performance of all services contemplated by this Agreement at its own expense.

4.      DILIGENCE

CCC shall perform its duties hereunder faithfully and to the best of its knowledge, skill and judgment, and shall comply with such reasonable instructions as it may receive from time to time from UCIC relating to the subject matter of this Agreement. CCC shall abide by all applicable laws, rules and regualtions of all insurance regulatory authorities.

5.      LITIGATION/ADJUSTER ASSIGNMENT

Legal services on claims will be provided only by qualified attorneys-at-law who have substantial experience in the handling of claim litigation of the type involved. Outside adjuster services on claims will be provided only by qualified licensed insurance adjusters who have substantial experience in the handling of claim adjusting of the type

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involved. Where possible, CCC will utilize legal counsel and claim adjusters selected or authorized by UCIC.

6. RECORD MAINTENANCE

CCC shall accurately enter and keep current all information and all data captured by CCC's automated claim system or contained in the claim file.
All costs associated with the maintenance of data will be the responsibility of CCC. UCIC shall pay for any additional programming required to generate reports that are not currently available through CCC's computer system. However, CCC shall not incur such costs without the prior approval of UCIC.

CCC will provide UCIC with a monthly list of reported claims, including related policy numbers, dates of loss, report dates, incurred and payment transactions and such other reports and information as UCIC may reasonably request.

7. AUDIT

UCIC shall have the right to review and audit any or all claim files to which this Agreement applies, whether open or closed, that are handled by CCC. Such reviews and audits will take place not less than twice each calendar year, but may, at UCIC's discretion, be conducted more frequently. CCC shall furnish facilities in their office for such reviews and audits, or shall forward such files that are requested to a designated UCIC office for review.

8. FINES AND PENALTIES

Payment of all penalties and fines assessed by a Department of Insurance, or other applicable insurance regulatory authorities, that pertain to files handled under this Agreement by CCC and are the result of CCC's failure to comply with the requirements of any "Unfair Claims Settlement Practices" regulations or other applicable laws and regulations, shall be the responsibility of CCC.

Payment of all penalties and fines assessed by a Department of Insurance, or other applicable insurance regulatory authorities, that pertain to files handled under this Agreement by CCC and are the result of UCIC's failure to comply with the requirements of any "Unfair Claims Settlement Practices" regulations or other applicable laws and regulations, shall be the responsibility of UCIC.

9. SUBROGATION

CCC shall have both the obligation and authority to identify and pursue opportunities for subrogation on all appropriate claims in accordance with UCIC's subrogation policies.

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10. LOSS AND EXPENSE PAYMENT

Loss and expense payment will emanate from CCC in accordance with the claim accounting system established by UCIC.

CCC shall have check signing authority only as specifically authorized in writing by UCIC.

CCC shall provide a list of payments, including claim number, payment amount, payee, date of loss and payment type within two (2) working days of request by UCIC.

11. REFERRAL TO UCIC

Notwithstanding the authority granted to CCC pursuant to this Agreement, the following questions or issues must be referred to UCIC for prior approval before further action or final settlement:

a. Catastrophic claims (head trauma; brain damage; spinal injuries resulting in paraplegia, quadriplegia, or paralysis; burns in excess of 35% of body);

b. Reinsurance reportable claims (claims with a combined loss and expense incurred and incurred in excess of $750,000);

c.  Fraud investigations where fraud related expense is likely to exceed
    $10,000;

d.  All civil filings against UCIC or its parent;

e.  Actual or potential conflicts of interest of CCC.

12. ULTIMATE AUTHORITY

Notwithstanding, any other provision of this Agreement, UCIC shall retain and have ultimate control and responsibility of the functions delegated to CCC pursuant to this Agreement. Moreover, notwithstanding any other provision of this Agreement, UCIC shall retain ultimate authority over the adjusting and settling of claims and, with respect to any claim or loss of any amount, UCIC may, at any time prior to the final settlement of such claim or loss, take over the entire defense and control of such claim or loss.

13. HOLD HARMLESS

CCC shall be responsible for the acts and omissions of its employees, agents, and subcontractors. CCC shall protect, defend, indemnify and hold harmless UCIC from and against any and all claims and demands (including attorneys' fees and/or costs in connection therewith) for damages, fines or penalties directly or indirectly resulting from any act, omission, or negligence of CCC occurring in the performance of its obligations under this Agreement.


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UCIC shall be responsible for the acts and omissions of its employees, agents, and subcontractors (other than those who also are agents or subcontractors of CCC). UCIC shall protect, defend, indemnify and hold harmless CCC from and against any and all claims or demands (including attorneys' fees and/or costs in connection therewith) for damages, fines or penalties directly, or indirectly, resulting from any act, omission, or negligence of UCIC occurring in the performance of its obligation under this Agreement.

14. ADDITIONAL INSURED

During the term of this Agreement and until all CCC's duties hereunder have expired, CCC shall make UCIC an additional named insured under a Fidelity Bond in an amount not less than $1,000,000, covering all employees, agents, officers, and directors of CCC to the exclusive benefit of UCIC, and provide UCIC at all times, with evidence that such Fidelity Bond is in force, with a copy thereof. Further, CCC shall carry Errors and Omissions insurance in the amount of $1,000,000.

15. SERVICE FEES

In consideration of CCC's satisfactory performance in processing claims, as specified in this Agreement, UCIC shall pay CCC a per claim service fee based upon the following fee schedule or as mutually agreed upon between UCIC and CCC. Service fees are reviewed annually from the inception of this Agreement. Changes in fees will be effective only based on an written addendum to this Agreement.

Claim Manager/Examiner..................................$74.00/Hr.

Supervising Claim Manager (all supervisory/management)..$83.00/Hr.

Claims Deductible Processor.............................$50.00/Hr.

Clerical (including transcription)......................38% of total hours billed for Claim
                                                        Manager/Examiner and
                                                        Supervising Claim
                                                        Manager

Travel..................................................Actual Expense

Mileage.................................................$ .31 (or IRS allowable)

Photos..................................................$3.00 each

Police/Fire/Indexes Bureau/Paramedic Reports and
other reports/items necessary to support the
development of a claim..................................Actual Cost



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16. TERMINATION

Either CCC or UCIC may terminate this Agreement at any time with not less than sixty (60) days prior written notice to the other party, stating the date as of which such termination shall be effective.

Upon termination of this Agreement, UCIC shall have the option of assuming control and handling of all open, pending claims or continuing CCC administration, at the agreed upon fee schedule, until claim resolution. Upon termination of this Agreement, all files and all information and data stored in CCC's automated claim system will be printed and promptly delivered to UCIC in claim file format.

17. BINDING ARBITRATION

In the event of any dispute regarding the interpretation and enforcement of this Agreement, CCC and UCIC shall seek remedy via binding arbitration, subject to the rules and regulations of the American Arbitration Association. Arbitration fees and costs of the prevailing party shall be borne by the non-prevailing party.

18. ASSIGNMENT

Neither party to this Agreement may assign this Agreement without the express, prior written permission of the other party.

19. OWNERSHIP OF ACCOUNTS AND RECORDS

Notwithstanding any other provision of this Agreement, UCIC shall own and have custody of its general corporate accounts and records.

20. TERM

The term of this Agreement shall commence on the date first stated above and shall remain in full force and effect for five (5) years, unless earlier terminated as provided in Section 16 hereof.

Date: June 15, 1996

CLAIMS CONTROL CORPORATION                 UNITED CAPITOL INSURANCE COMPANY
a California corporation                   a Wisconsin corporation

By: [SIG]                                  By:  [SIG]
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Its: Secretary/General Counsel             Its:  President
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                   SCHEDULE OF LIMITS OF AUTHORITY RECORDS
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FILE SET UP
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Notice of new losses will be supplied to United Capitol Insurance Company
("UCIC") by monthly Bordeaux. Loss information will consist of the file number, policy number, name of insured, date of loss, claimant name, loss reserve and expense reserve.

REPORTING TO COMPANY
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- Pertinent parts of file
- Files with loss reserves in excess of $25,000
- All claims involving catastrophic injury
- All losses reported to reinsurers
- Fraud investigations where expense exceeds $10,000
- Any civil filings against UCIC
- Claims when coverage is being denied

ASSIGNMENT OF ADJUSTERS/ATTORNEYS
---------------------------------

UCIC will authorize the use of defense counsel except for those geographic areas that have less than two case assignments per calendar year. Claims Control Corporation is granted the authority to make assignments to Independent Adjusters without prior approval by UCIC.

RESERVE AUTHORITY
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Claims Control Corporation shall not set any claim or claim expense reserve exceeding the sum of $25,000 with UCIC's prior approval.

SETTLEMENT AUTHORITY
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Claims Control Corporation shall not pay or commit UCIC to pay a claim over the sum of $25,000 net of reinsurance, without UCIC's prior approval.

COVERAGE/DECLINATION AUTHORITY
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Claims Control Corporation shall have the authority to issue reservation of rights letters without the prior approval of UCIC. Claims Control Corporation shall also have the authority without the prior approval of UCIC to decline coverage where such declination of coverage involves the interpretation of policy wording. All other declinations of coverage must have the prior written approval of UCIC.


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CLAIMS PAYMENTS
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All payment vouchers or checks for payment of claims exceeding the sum of
$25,000 shall be signed by at least one officer of UCIC, and such signature shall be deemed to be approved by UCIC of such claim payment.

CLAIM LISTING
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-  Separate register
-  Insured, claimant, loss + expense reserves
-  Open/closed status, reserves and payments